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                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 28, 2000, relating to the financial statements, which appears in Royal Caribbean Cruises Ltd.'s Annual Report on Form 20-F for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
February 20, 2001